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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 18, 2005

                                  BENIHANA INC.

             (Exact name of registrant as specified in its charter)


         Delaware                     0-26396                 65-0538630
----------------------------        ------------          -------------------
(State or other jurisdiction        (Commission            (I.R.S. Employer
     of incorporation)              File Number)          Identification No.)


 8685 Northwest 53rd Terrace, Miami, Florida                   33166
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  (Address of principal executive offices)                   (Zip Code)


 Registrant's telephone number, including area code:   (305) 593-0770
                                                       --------------


                                      None
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 3.01  NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR
           STANDARD; TRANSFER OF LISTING

On February 18, 2005, the Company received a letter from the staff of The NASDAQ Stock Market (which maintains the principal listing for the Company's Common Stock and Class A Common Stock) advising the Company that it was in violation of NASDAQ Marketplace Rule 4310(c)(14) because the Company's quarterly report on Form 10-Q for the quarter ended January 2, 2005 was not reviewed by the Company's auditors prior to filing, and the Company's securities would be delisted from The NASDAQ Stock Market unless the Company requested a hearing in accordance with applicable NASDAQ Marketplace Rules. The Company is requesting such a hearing, and believes that it will be able to maintain its NASDAQ listing.

NASDAQ has further advised the Company that, effective February 23, 2005, the trading symbols for the Company's securities will have an "E" appended thereto until such time as the Company's demonstrates its compliance with all applicable Marketplace Rules. The Company anticipates that the required review of the quarterly report on Form 10-Q will be completed promptly and at which time it will have demonstrated its compliance with all applicable Marketplace Rules.


ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

    99.1. Press Release of Benihana Inc. dated February 22, 2005.

    99.2. Letter from The NASDAQ Stock Market dated February 18, 2005.

    99.3. Letter from The NASDAQ Stock Market dated February 18, 2005.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  BENIHANA INC.





                            By: /s/ Michael R. Burris
                            ----------------------------
                                Michael R. Burris
                                Senior Vice President of
                                Finance and Treasurer